UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/2A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2002

Nomadic Collaboration International, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

88-0381258
(IRS Employer Identification No.)

15359 North East 90th Street, Redmond, WA 98052
(Address of principal executive offices and Zip Code)

(425) 869-6868
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

In May, 2002, Nomadic Collaboration International, Inc. decided to engage new auditors as its independent accountants to audit its consolidated financial statements.  Nomadic Collaboration's former auditors, Chisholm & Associates, were dismissed on May 7, 2002 because Nomadic Collaboration's new management wished to appoint auditors closer in proximity to its operations in Burnaby, British Columbia and Redmond, Washington and because they wished to appoint auditors with whom Nomadic Collaboration's new management had previous experience.  Nomadic Collaboration's board of directors approved the change of accountants from Chisholm & Associates to Davidson & Company Chartered Accountants on May 7, 2002.

During Nomadic Collaboration's two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Chisholm & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure. The report on the consolidated financial statements prepared by Chisholm & Associates for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

 Chisholm & Associates has furnished Nomadic Collaboration with a revised letter to the SEC, dated June 5, 2002, stating that Chisholm & Associates agrees with the statements made in this Current Report on Form 8-K/2A.

Nomadic Collaboration has engaged the firm of Davidson & Company Chartered Accountants as of May 7, 2002. Davidson & Company Chartered Accountants was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Nomadic Collaboration's consolidated financial statements.

Item 7. Exhibits

(16) Letter re: change in certifying accountant

 Letter from Chisholm & Associates to the Securities and Exchange Commission, dated June 5, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMADIC COLLABORATION INTERNATIONAL, INC.

/s/ Raymond Polman

By: Raymond Polman

Chief Executive Officer, Director

Date: June 5, 2002